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                                                                   EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 25, 1997 with respect to the financial statements of JDW Enterprises, Inc. d.b.a. Valley Rentals as of December 31, 1996 and for the year then ended, in the Registration Statement (Form S-1 No.
333-     ) and related Prospectus of Rental Service Corporation for the registration of 5,000,000 shares of its common stock.

                                          /s/WEINTRAUB & MORRISON, P.C.

Tempe, Arizona
November 19, 1997